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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Employee Stock Purchase Plan of GelTex Pharmaceuticals, Inc. of our report dated February 22, 2000, with respect to the financial statements of GelTex Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                    /s/ Ernst & Young LLP
                                                    ERNST & YOUNG LLP


Boston, Massachusetts
June 29, 2000